RESIDENTIAL SALES CONTRACT (Virginia)

This sales contract ("Contract") is offered on 10/09/2023 ("Date of Offer") between ARK7 PROPERTIES PLUS LLC - SERIES #RPFUV ("Buyer") and Matthew Laconte Mary Ann Voigt Laconte ("Seller") collectively referred to as "Parties", who, among other things, hereby confirm and acknowledge by their initials and signatures herein that by prior disclosure in this real estate transaction McEnearney Associates, Inc. ("Listing Brokerage") represents Seller, and Keller Williams Realty ("Cooperating Brokerage") represents Buyer. The Listing Brokerage and Cooperating Brokerage are collectively referred to as "Broker." In consideration of the mutual promises and covenants set forth below, and other good and valuable consideration the receipt and sufficiency of which are acknowledged, the Parties agree as follows:

1. **REAL PROPERTY.** Buyer will buy and Seller will sell for the sales price in Paragraph 2(A) below ("Sales Price") Seller's entire interest in the real property (with all improvements, rights and appurtenances) described as follows ("Property"):
   TAX Map/ID # 50400780 Legal Description: Lot(s) 015.04-0A-1.3405C
   Section NA Subdivision or Condominium AUBURN VILLAGE
   Parking Space(s) # 0 County/Municipality Alexandria City, VA
   Deed Book/Liber # NA Page/Folio # NA
   Street Address 3405 Commonwealth Ave
   Unit # C City Alexandria ZIP Code 22305

2. **PRICE AND FINANCING.** (Any % are percentages of Sales Price)

   A. Sales Price. $237,000.00

   B. Down Payment (If no financing, Down Payment equals Sales Price). $____ or % 100

   C. Financing.

   1. First Trust (if applicable) $____ or % 0
      ☐ **Conventional** ☐ **VA** ☐ **FHA**
      ☐ **USDA** ☐ **Other:** ____
   2. Second Trust (if applicable) $____ or % 0
   3. Seller Held Trust (if applicable) $____ or % 0

   TOTAL FINANCING $0.00 or % 0.00

   D. "Seller Subsidy" to Buyer. Sellers' net reduced by: $____ or % 0

   E. Financing Contingency. Contract ☐ **is contingent** (addendum attached) **OR** ☒ **is not contingent** on financing. If Contract is contingent on financing: (i) Buyer will make written application for the financing and any lender-required property insurance no later than seven (7) days after Date of Ratification; and (ii) Buyer grants permission for Cooperating Brokerage and the lender to disclose to Listing Brokerage and Seller general information available about the progress of the loan application and loan approval process.

   F. Appraisal Contingency. Contract ☐ **is contingent** (addendum attached) **OR** ☒ **is not contingent** on Appraisal. If Contract is contingent on financing and/or Appraisal, Seller will provide Appraiser(s) reasonable access to Property for Appraisal purposes. If Contract is not contingent on financing and/or Appraisal; Seller ☐ **will OR** ☒ **will not** provide Appraiser(s) reasonable access for Appraisal purposes.

If Contract is not contingent on Appraisal, Buyer will proceed to Settlement without regard to Appraisal. Seller and Buyer authorize Broker to release Sales Price to Appraiser(s) who contacts them to obtain the information. Nothing in this subparagraph creates a financing contingency not otherwise agreed to by the Parties.

G. Buyer's Representations. Buyer ☐ **will OR** ☒ **will not** occupy Property as Buyer's principal residence. **Unless specified in a written contingency, neither Contract nor the financing is dependent or contingent on the sale and settlement or lease of other real property.** Buyer acknowledges that Seller is relying upon Buyer's representations, including without limitation, the accuracy of financial or credit information given to Seller, Broker, or the lender by Buyer.

3. **DEPOSIT.** Buyer's deposit ("Deposit") in the amount of ☒ $ 5,000.00 check/bank-wired funds; and/or ☐ $ ________________ by note due and payable on ________________ will be held in escrow by the following Escrow Agent: ☒ Settlement Agent **OR** ☐ Cooperating Broker **OR** ☐ Other ________________________. Buyer ☐ has delivered Deposit to Escrow Agent **OR** ☒ will deliver Deposit to Escrow Agent by 3 Days after Date of Ratification. If Buyer fails to timely deliver Deposit to Escrow Agent as provided herein, Seller may at Seller's option Deliver to Buyer Notice to Void Contract. Upon Delivery of Seller Notice to Void Contract, all respective rights and obligations of the Parties arising under Contract will terminate. Buyer may cure Default by Delivering Deposit to Escrow Agent prior to Seller Delivery of Notice Voiding Contract.

Deposit will be deposited by Escrow Agent into an escrow account in accordance with applicable state and federal law. This account may be interest bearing and all Parties waive any claim to interest resulting from Deposit. Deposit will be held in escrow until: (i) credited toward Sales Price at Settlement; (ii) all Parties have agreed in writing as to its disposition; (iii) a court of competent jurisdiction orders disbursement and all appeal periods have expired; or (iv) disposed of in any other manner authorized by law. Seller and Buyer agree that no Escrow Agent will have any liability to any party on account of disbursement of Deposit or on account of failure to disburse Deposit, except only in the event of Escrow Agent's gross negligence or willful misconduct. Seller and Buyer further agree that Escrow Agent will not be liable for the failure of any depository in which Deposit is placed and that Seller and Buyer each will indemnify, defend and save harmless Escrow Agent from any loss or expense arising out of the holding, disbursement or failure to disburse Deposit, except in the case of Escrow Agent's gross negligence or willful misconduct.

4. **SETTLEMENT.** Seller and Buyer will make full settlement in accordance with the terms of Contract on, or with mutual consent before, 10/18/2023 ("Settlement Date") except as otherwise provided in Contract. If Settlement Date falls on a Saturday, Sunday, or legal holiday, then Settlement will be on the prior business day.
NOTICE TO BUYER REGARDING THE REAL ESTATE SETTLEMENT AGENTS ACT ("RESAA") Choice of Settlement Agent: Chapter 10 (§ 55.1-1000, *et seq.*) of Title 51 of the Code of Virginia ("RESAA") provides that the purchaser or the borrower has the right to select the settlement agent to handle the closing of this transaction. The settlement agent's role in closing this transaction involves the coordination of numerous administrative and clerical functions relating to the collection of documents and the collection and disbursement of funds required to carry out the terms of the contract between the Parties. If part of the purchase price is financed, the lender for the purchaser will instruct the settlement agent as to the signing and recording of loan documents and the disbursement of loan proceeds. No settlement agent can provide legal advice to any party to the transaction except a settlement agent who is engaged in the private practice of law in Virginia and who has been retained or engaged by a

party to the transaction for the purpose of providing legal services to that party. No settlement agent may collect any fees from a represented seller payable to the settlement agent or its subsidiaries, affiliates, or subcontractors without first obtaining the written consent of the seller's counsel.
Variation by agreement: The provisions of the RESAA may not be varied by agreement, and rights conferred by this chapter may not be waived. The seller may not require the use of a particular settlement agent as a condition of the sale of the property.
Escrow, closing and settlement service guidelines: The Virginia State Bar issues guidelines to help settlement agents avoid and prevent the unauthorized practice of law in connection with furnishing escrow, settlement, or closing services. As a party to a real estate transaction, the purchaser or borrower is entitled to receive a copy of these guidelines from their settlement agent, upon request, in accordance with the provisions of the RESAA.

BUYER'S NOTICE TO SELLER. Buyer designates Double Eagle Title Chris Melnick ("Settlement Agent"). Buyer agrees to contact Settlement Agent within ten (10) Days of Date of Ratification to schedule Settlement. Settlement Agent will order the title exam and survey if required. Pursuant to Virginia law, Settlement Agent is the sole agent responsible for conducting the Settlement as defined in Virginia Code § 55.1-900, *et seq.* Delivery of the required funds and executed documents to the Settlement Agent will constitute sufficient tender of performance. Funds from this transaction at Settlement may be used to pay off any existing liens and encumbrances, including interest, as required by lender(s) or lienholders.

To facilitate Settlement Agent's preparation of various closing documents, including any Closing Disclosure, Buyer hereby authorizes Settlement Agent to send such Closing Disclosure to Buyer by electronic means and agrees to provide Settlement Agent with Buyer's electronic mail address for that purpose only.

5. **DOWN PAYMENT.** Down Payment will be paid on or before Settlement Date by certified or cashier's check or by bank-wired funds as required by Settlement Agent. An assignment of funds will not be used without prior written consent of Seller.

6. **DELIVERY.** This paragraph specifies the general delivery requirements under Contract. For delivery of property or condominium owner's association documents see the VIRGINIA RESALE DISCLOSURE ACT paragraph of Contract.

   Delivery ("Delivery," "delivery," or "delivered") methods may include hand-carried, sent by professional courier service, by United States mail, by facsimile, or email transmission. The Parties agree that Delivery will be deemed to have occurred on the day: delivered by hand, delivered by a professional courier service (including overnight delivery service) or by United States mail with return receipt requested, or sent by facsimile or email transmission, either of which produces a tangible record of the transmission.

   Deliveries will be sent as follows:
   A. Addressed to Seller **at Property address unless otherwise specified below** by ☐ United States mail, hand delivery or courier service **OR** ☐ fax **OR** ☒ email (check all that apply):
   To Seller: sue@jenwalker.com

   B. Addressed to Buyer by ☐ United States mail, hand delivery or courier service **OR** ☐ fax **OR** ☒ email (check all that apply):
   To Buyer: residential@ark7.com

No party to Contract will refuse Delivery in order to delay or extend any deadline established in Contract.

7. **VIRGINIA RESIDENTIAL PROPERTY DISCLOSURE ACT.** The Virginia Residential Property Disclosure Act (§ 55.1-700 et seq. of the Code of Virginia) requires Seller to deliver a disclosure statement prior to the acceptance of Contract unless the transfer of Property is exempt. The law requires Seller, on a disclosure statement provided by the Real Estate Board, to state that Seller makes no representations or warranties concerning the physical condition of the Property and to sell the Property "as is," except as otherwise provided in Contract.

8. **VIRGINIA RESALE DISCLOSURE ACT.** Seller represents that the Property ☒ is **OR** ☐ is not located within a development that is subject to the Virginia Property Owners' Association Act ("POAA"). Seller represents that the Property ☒ is **OR** ☐ is not located within a development that is subject to the Virginia Condominium Act ("Condo Act").

   A. Section 55.1-2308 of the Resale Disclosure Act requires the following contract language:

   Subject to the provisions of §55.1-2317, any contract for the resale of a unit in a common interest community shall disclose that (i) the unit is located in a common interest community; (ii) the seller is required to obtain from the association a resale certificate and provide it to the purchaser; (iii) the purchaser has the right to cancel the contract pursuant to §55.1-2312; (iv) the purchaser has the right to request an update of such resale certificate in accordance with §55.1-2311; and (v) the right to receive the resale certificate and the right to cancel the contract are waived conclusively if not exercised before settlement.

   The provisions of §55.1-2312 allow for Buyer cancellation of the Contract under the following circumstances: (i) within 3 days, or up to 7 days if extended by the ratified real estate contract, after the ratification date of the contract if the purchaser receives the resale certificate, whether or not complete, or a notice that the resale certificate is unavailable on or before the date that the contract is ratified; (ii) within 3 days, or up to 7 days if extended by ratified real estate contract, from the date the purchaser receives the resale certificate, whether or not complete, or a notice that the resale certificate is unavailable if delivery occurs after the contract is ratified; or (iii) at any time prior to settlement if the resale certificate is not delivered to the purchaser. Pursuant to §55.1-2307 and for purposes of this Paragraph, "ratified real estate contract" includes any addenda to Contract. If the unit is governed by more than one association, the timeframe for the purchaser's right of cancellation shall run from the date of delivery of the last resale certificate.

   B. For delivery of the Resale Certificate or the Notice of non-availability of the Certificate, Buyer prefers delivery at residential@ark7.com if electronic or 535 mission st fl 14 San Francisco CA 94105 if hard copy.

9. **PROPERTY MAINTENANCE AND CONDITION; INSPECTIONS.** Except as otherwise specified herein, Seller will deliver Property free and clear of trash and debris, broom clean and in substantially the same physical condition to be determined as of ☒ **Date of Offer OR** ☐ **Date of home inspection OR** ☐ Other: _______ (if no date is selected, then Date of Offer). Seller will have all utilities in service through Settlement. Buyer and Seller will not hold Broker liable for any breach of this Paragraph. Buyer acknowledges that except as otherwise specified in Contract, Property, including electrical, plumbing, existing appliances, heating, air conditioning, equipment and fixtures will convey in its AS-IS condition as of the date specified above.

   ☐ Contract is contingent upon home inspection(s) and/or other inspections of Property. (Addendum

attached); **OR**

☒ Buyer waives the opportunity to make Contract contingent upon home inspection(s) and/or other inspections of Property.

If Contract is contingent upon home inspection(s) and/or other inspections of Property, Seller will provide Broker, Buyer, and inspector(s) retained by Buyer reasonable access to Property to conduct home inspection(s) and/or other inspection(s) of Property.

If Contract is not contingent upon home inspection(s) and/or other inspections of Property **Seller will not provide access** to anyone for the purpose of conducting inspection(s) except for walkthrough inspection(s) as provided below**. However, if checked ☒ Seller will** provide Broker, Buyer, and licensed (if applicable), professional, insured inspector(s) retained by Buyer reasonable access to Property to conduct home inspection(s) and/or other inspection(s) of Property beginning on 10/11/2023______ and ending on 10/18/2023______. Nothing in this subparagraph creates a contingency not otherwise agreed to by the Parties**.**

Regardless of whether Contract is contingent upon home inspection(s) and/or other inspections, Seller will provide Broker and Buyer reasonable access to Property to make walkthrough inspection(s) within seven (7) days prior to Settlement and/or occupancy.

10. POSSESSION DATE. Unless otherwise agreed to in writing between Seller and Buyer, Seller will give possession of Property at Settlement, including delivery of keys, mailbox keys, key fobs, codes, digital keys, if any. Seller will transfer exclusive control of any Smart Devices to Buyer at Settlement. If Seller fails to do so and occupies Property beyond Settlement, Seller will be a tenant at sufferance of Buyer and hereby expressly waives all notice to quit as provided by law. Buyer will have the right to proceed by any legal means available to obtain possession of Property. Seller will pay any damages and costs incurred by Buyer including reasonable attorney fees.

11. UTILITIES; MAJOR SYSTEMS. (Check all that apply)

Water Supply:	☒ Public	☐ Private Well		☐Community Well		
Hot Water:	☐ Oil	☐ Gas	☒ Elec.	☐Other ________________		
Air Conditioning:	☐ Oil	☐ Gas	☒ Elec.	☐Heat Pump	☐Other_______	☐ Zones _____
Heating:	☐ Oil	☐ Gas	☒ Elec.	☐Heat Pump	☐Other_______	☐ Zones _____
Sewage Disposal:	☒ Public	☐ Septic for # BR____		☐Community Septic	☐ Alternative Septic for # BR:____	

Septic Waiver Disclosure provided by Seller (if applicable) per VA Code §32.1-164.1:1. State Board of Health septic system waivers are not transferable.

12. PERSONAL PROPERTY AND FIXTURES. Property includes the following personal property and fixtures, if existing: built-in heating and central air conditioning equipment, plumbing and lighting fixtures, indoor and outdoor sprinkler systems, bathroom mirrors, sump pump, attic and exhaust fans, storm windows, storm doors, screens, installed wall-to-wall carpeting, window shades, blinds, window treatment hardware, smoke and heat detectors, antennas, exterior trees, and shrubs. Smart home devices installed, hardwired or attached to personal property or fixtures conveyed pursuant to this paragraph, including but not limited to, smart switches, smart thermostats, smart doorbells, and security cameras ("Smart Devices") **DO** convey. Electric vehicle charging stations **DO** convey. Solar panels installed on the Property **DO** convey (see attached Addendum). All surface or wall mounted electronic components/devices **DO NOT** convey; however, all related mounts, brackets and hardware **DO** convey. If more than one of an item conveys, the number of items is noted.

The items marked YES below are currently installed or offered and will convey.

Yes	#	Items	Yes	#	Items	Yes	#	Items
☐	___	Alarm System	☐	___	Freezer	☐	___	Satellite Dish
☐	___	Built-in Microwave	☐	___	Furnace Humidifier	☐	___	Storage Shed
☒	___	Ceiling Fan	☐	___	Garage Opener	☒	___	Stove or Range
☐	___	Central Vacuum	☐	___	w/ remote	☐	___	Trash Compactor
☐	___	Clothes Dryer	☐	___	Gas Log	☐	___	Wall Oven
☐	___	Clothes Washer	☐	___	Hot Tub, Equip & Cover	☐	___	Water Treatment System
☐	___	Cooktop	☐	___	Intercom	☐	___	Window A/C Unit
☒	___	Dishwasher	☐	___	Playground Equip	☐	___	Window Fan
☒	___	Disposer	☐	___	Pool, Equip, & Cover	☐	___	Window Treatments
☐	___	Electronic Air Filter	☒	___	Refrigerator	☐	___	Wood Stove
☐	___	Fireplace Screen/Door	☐	___	w/ ice maker			

OTHER CONVEYANCES (as-is, no additional value and for Seller convenience)____________

____

DOES NOT CONVEY____

____

FUEL TANKS. ☐ Fuel Tank(s) Leased # _______ **OR** ☐ Fuel Tank(s) Owned (Fuel Tank(s), if owned, convey) # ____. Unless otherwise agreed to in writing, any heating or cooking fuels remaining in supply tank(s) at Settlement will become the property of Buyer.

LEASED ITEMS. Any leased items, systems or service contracts (including, but not limited to, fuel tanks, water treatment systems, lawn contracts, security system monitoring, and satellite contracts) **DO NOT** convey absent an express written agreement by Buyer and Seller. The following is a list of the leased items within Property: ______________________________________

____

13. IRS/FIRPTA – WITHHOLDING TAXES FOR FOREIGN SELLER. Seller ☐ **is OR** ☒ **is not** a "Foreign Person," as defined by the Foreign Investment in Real Property Tax Act (FIRPTA). If Seller is a Foreign Person, Buyer may be required to withhold and pay to the Internal Revenue Service (IRS) up to fifteen percent (15%) of the Sales Price on behalf of the Seller and file an IRS form which includes both Seller and Buyer tax identification numbers. The Parties agree to cooperate with each other and Settlement Agent to effectuate the legal requirements. If Seller's proceeds are not sufficient to cover the withholding obligations under FIRPTA, Seller may be required to pay at Settlement such additional certified funds necessary for the purpose of making such withholding payment.

14. SMOKE DETECTORS. Seller will deliver Property with smoke detectors installed and functioning in accordance with the laws and regulations of Virginia.

15. TARGET LEAD-BASED PAINT HOUSING. Seller represents that any residential dwellings at Property ☒ **were OR** ☐ **were not** constructed before 1978. If the dwellings were constructed before 1978, then, unless exempt under 42 U.S.C. §4852d, Property is considered "target housing" under the statute and a copy of the "Sale: Disclosure and Acknowledgment of Information on Lead-Based Paint and/or Lead-Based Paint Hazards" has been attached and made a part of the Contract as required by law. Buyer ☒ **does OR** ☐ **does not** waive the right to a risk assessment or inspection of Property for the presence of lead-based paint and/or lead-based paint hazards. If not, a copy of the

Sales Contract Addendum for Lead-Based Paint Testing is attached to establish the conditions for a lead-based paint risk assessment or inspections.

16. **WOOD-DESTROYING INSECT INSPECTION.** ☒ **None** ☐ **Buyer at Buyer's expense OR** ☐ **Seller at Seller's expense** will furnish a written report from a licensed pest control firm dated not more than 90 days prior to Settlement ("WDI Report") showing that all dwelling(s) and/or garage(s) within Property (excluding fences or shrubs not abutting garage(s) or dwelling(s)) are free of visible evidence of live wood-destroying insects and/or free from visible damage. Seller will provide Buyer, Broker and any representatives of the licensed pest control firm selected by the appropriate party above reasonable access to the Property to perform wood-destroying insect inspection(s). Any treatment and/or repairs for damage identified in WDI Report will be made at Seller's expense and Seller will provide written evidence of such treatment and/or repair prior to date of Settlement which will satisfy the requirements of this Paragraph. Unless the Parties otherwise agree in writing, all treatment and/or repairs are to be performed by a contractor licensed to do the type of work required.

17. **HOME WARRANTY.** ☐ **Yes OR** ☒ **No**. Home Warranty Policy selected by: ☐ **Buyer OR** ☐ **Seller** and paid for and provided at Settlement by: ☐ **Buyer OR** ☐ **Seller**. Cost not to exceed $______________. Warranty provider to be ____________________________.

18. **DAMAGE OR LOSS.** The risk of damage or loss to Property by fire, act of God, or other casualty remains with Seller until Settlement.

19. **TITLE.** Buyer will promptly order a title report, as well as any required or desired survey. Fee simple title to Property, and everything that conveys with it, will be sold free of liens except for any loans assumed by Buyer. Seller will convey title that is good, marketable and insurable with no additional risk premium to Buyer or non-standard exceptions. In case action is required to perfect the title, such action must be taken promptly by Seller at Seller's expense. Title may be subject to easements, covenants, conditions and restrictions of record, if any, as of Date of Ratification.

    Seller will convey Property by general warranty deed with English covenants of title ("Deed"). The manner of taking title may have significant legal and tax consequences. Buyer is advised to seek the appropriate professional advice concerning the manner of taking title. Seller will sign such affidavits, lien waivers, tax certifications, and other documents as may be required by the lender, title insurance company, Settlement Agent, or government authority, and authorizes Settlement Agent to obtain pay-off or assumption information from any existing lenders. Seller will pay any special assessments and will comply with all orders or notices of violations of any county or local authority, condominium unit owners' association, homeowners' or property owners' association or actions in any court on account thereof, against or affecting Property on Settlement Date. Broker is hereby expressly released from all liability for damages by reason of any defect in the title.

20. **NOTICE OF POSSIBLE FILING OF MECHANICS' LIEN.** Code of Virginia §43-1 et seq. permits persons who have performed labor or furnished materials for the construction, removal, repair or improvement of any building or structure to file a lien against Property. This lien may be filed at any time after the work is commenced or the material is furnished, but not later than the earlier of (i) 90 Days from the last day of the month in which the lienor last performed work or furnished materials; or (ii) 90 Days from the time the construction, removal, repair or improvement is terminated. AN EFFECTIVE LIEN FOR WORK PERFORMED PRIOR TO THE DATE OF SETTLEMENT MAY BE FILED AFTER SETTLEMENT. LEGAL COUNSEL SHOULD BE CONSULTED.

21. **FEES.** Seller will pay for Deed preparation, costs to release any existing encumbrances, Grantor's tax, as well as any Regional Congestion Relief Fee and Regional WMATA Capital Fee (applicable in Alexandria City, Arlington, Fairfax, Loudoun and Prince William Counties and all cities contained within). Buyer will pay for the title exam, survey, and recording charges for Deed and any purchase money trusts. Third-party fees charged to Buyer and/or Seller, including but not limited to, legal fees and Settlement Agent fees, will be reasonable and customary for the jurisdiction in which Property is located.

22. **BROKER'S FEE.** Seller irrevocably instructs Settlement Agent to pay Broker compensation ("Broker's Fee") at Settlement as set forth in the listing agreement and to disburse the compensation offered by Listing Brokerage to Cooperating Brokerage in writing as of Date of Offer, and the remaining amount of Broker's compensation to Listing Brokerage.

23. **ADJUSTMENTS.** Rents, taxes, water and sewer charges, condominium unit owners' association, homeowners' and/or property owners' association regular periodic assessments (if any) and any other operating charges, are to be adjusted to the Date of Settlement. Taxes, general and special, are to be adjusted according to the most recent property tax bill(s) for Property issued prior to Settlement Date, except that recorded assessments for improvements completed prior to Settlement, whether assessments have been levied or not, will be paid by Seller or allowance made at Settlement. If a loan is assumed, interest will be adjusted to the Settlement Date and Buyer will reimburse Seller for existing escrow accounts, if any.

24. **ATTORNEY'S FEES.**

A. If any Party breaches Contract and a non-breaching Party retains legal counsel to enforce its rights hereunder, the non-breaching Party will be entitled to recover against the breaching Party, in addition to any other damages recoverable against any breaching Party, all of its reasonable Legal Expenses incurred in enforcing its rights under Contract, whether or not suit is filed, and in obtaining, enforcing and/or defending any judgment related thereto. Should any tribunal of competent jurisdiction determine that more than one party to the dispute has breached Contract, then all such breaching Parties will bear their own costs, unless the tribunal determines that one or more parties is a "Substantially Prevailing Party," in which case any such Substantially Prevailing Party will be entitled to recover from any of the breaching parties, in addition to any other damages recoverable against any breaching Party, all of its reasonable Legal Expenses incurred in enforcing its rights under this Agreement, whether or not suit is filed, and in obtaining, enforcing and/or defending any judgment related thereto.

B. In the event a dispute arises resulting in the Broker (as used in this paragraph to include any agent, licensee, or employee of Broker) being made a party to any litigation by Buyer or by Seller, the Parties agree that the Party who brought Broker into litigation will indemnify the Broker for all of its reasonable Legal Expenses incurred, unless the litigation results in a judgment against Broker.

25. **DEFAULT.** If Buyer fails to complete Settlement for any reason other than Default by Seller, Buyer will be in Default and, at the option of Seller, Deposit may be forfeited to Seller as liquidated damages and not as a penalty. In such event, Buyer will be relieved from further liability to Seller. If Seller does not elect to accept Deposit as liquidated damages, Deposit may not be the limit of Buyer's liability in the event of a Default. Buyer and Seller knowingly, freely and voluntarily waive any defense as to the validity of liquidated damages under Contract, including Seller's option to elect liquidated damages or pursue actual damages, or that such liquidated damages are void as penalties or are not reasonably related to actual damages.

If Seller fails to perform or comply with any of the terms and conditions of Contract or fails to complete Settlement for any reason other than Default by Buyer, Seller will be in Default and Buyer will have the right to pursue all legal or equitable remedies, including specific performance and/or damages. If either Buyer or Seller is in Default, then in addition to all other damages, the defaulting party will immediately pay the costs incurred for title examination, Appraisal, survey and Broker's Fee in full.

If either Seller or Buyer refuses to execute a release of Deposit ("Release") when requested to do so in writing and a court finds that such party should have executed the Release, the party who so refused to execute the Release will pay the expenses, including, without limitation, reasonable attorney's fees, incurred by the other party in the litigation.

26. VOID CONTRACT. If Contract becomes void and of no further force and effect, without Default by either party, both Parties will immediately execute a release directing that Deposit, if any, be refunded in full to Buyer according to the terms of the DEPOSIT paragraph.

27. DEFINITIONS.

A. "Date of Ratification" means the date of Delivery of the final acceptance in writing by Buyer and Seller of all the terms of Contract to Buyer and Seller (not the date of the expiration or removal of any contingencies).

B. "Appraisal" means written appraised valuation(s) of Property, conducted by a Virginia-licensed appraiser ("Appraiser").

C. "Day(s)" or "day(s)" means calendar day(s) unless otherwise specified in Contract.

D. All references to time of day refer to the Eastern Time Zone of the United States.

E. For the purpose of computing time periods, the first Day will be the Day following Delivery and the time period will end at 9:00 p.m. on the Day specified.

F. The masculine includes the feminine and the singular includes the plural.

G. "Legal Expenses" means attorney fees, court costs, and litigation expenses, if any, including, but not limited to, expert witness fees and court reporter fees.

H. "Notices" ("Notice," "notice," or "notify") means a unilateral communication from one party to another. All Notices required under Contract will be in writing and will be effective as of Delivery. Written acknowledgment of receipt of Notice is a courtesy but is not a requirement.

I. "Buyer" and "Purchaser" may be used interchangeably in Contract and any accompanying addenda or notices.

J. "Seller Subsidy" is a payment from Seller towards Buyer's charges (including but not limited to loan origination fees, discount points, buy down or subsidy fees, prepaids or other charges) as allowed by lender(s), if any. Seller Subsidy reduces total proceeds to Seller at Settlement. It is Buyer's responsibility to confirm with any lender(s) that the entire credit provided herein may be utilized. If lender(s) prohibits Seller from the payment of any portion of this credit, then said credit will be reduced to the amount allowed by lender(s).

28. TIME IS OF THE ESSENCE. Time is of the essence means that the dates and time frames agreed to by the Parties must be met. Failure to meet stated dates or time frames will result in waiver of contractual rights or will be a Default under the terms of the Contract.

29. REAL ESTATE LICENSED PARTIES. The Parties acknowledge that ________________ is an ☐ active **OR** ☐ inactive licensed real estate agent in ☐ Virginia and/or ☐ Other _______ and is either the ☐ Buyer **OR** ☐ Seller **OR** ☐ is related to one of the Parties in this transaction.

30. ENTIRE AGREEMENT. Buyer and Seller should carefully read Contract to be sure that the terms accurately express their agreement. All contracts for the sale of real property, including any changes or addenda, must be in writing to be enforceable. Contract will be binding upon the Parties and each of their respective heirs, executors, administrators, successors, and permitted assigns. The provisions not satisfied at Settlement will survive the delivery of the deed and will not be merged therein. Contract, unless amended in writing, contains the final and entire agreement of the Parties and the Parties will not be bound by any terms, conditions, oral statements, warranties or representations not herein contained. The interpretation of Contract will be governed by the laws of the Commonwealth of Virginia. Contract may be signed in one or more counterparts, each of which is deemed to be an original, and all of which together constitute one and the same instrument. Typewritten or handwritten provisions included in Contract will control all pre-printed provisions in conflict.

31. ASSIGNABILITY. Contract may not be assigned without the written consent of Buyer and Seller. If Buyer and Seller agree in writing to an assignment of Contract, the original parties to Contract remain obligated hereunder until Settlement.

32. ADDITIONS. The following forms, if ratified and attached, are made a part of Contract. (This list is not all inclusive of addenda that may need to be attached).

- ☒ Home Inspection/Radon Testing Contingency
- ☐ Lead-Based Paint Inspection Contingency
- ☐ Contingency and Clauses
- ☐ Pre-Settlement Occupancy
- ☒ Residential Property Disclosure
- ☐ FHA Home Inspection Notice
- ☐ Conventional Financing
- ☐ Extension of Review Period For Common Interest Community Resale Certificate
- ☐ New Home Sales Addendum
- ☐ Escalation Addendum
- ☐ Private Well and/or Septic Inspection
- ☐ Post-Settlement Occupancy
- ☐ Lead-Based Paint Disclosure
- ☐ VA/FHA/USDA Financing
- ☐ Addendum: Sale
- ☐ Solar Panel Addendum
- ☐ Other (specify): ____________

Date of Ratification (see DEFINITIONS)

____

SELLER:

_____/ ______________________
Date Signature

_____/ ______________________
Date Signature

_____/ ______________________
Date Signature

_____/ ______________________
Date Signature

BUYER:

DocuSigned by:
10/10/2023 | 4:13 PM PDT / Tan Su
Date Signature 5FEBDFD70F2B48B...

_____/ ______________________
Date Signature

_____/ ______________________
Date Signature

_____/ ______________________
Date Signature

****

For information purposes only:

Listing Brokerage's Name and Address:
McEnearney Associates, Inc.
109 S Pitt St S Alexandria VA22314
Brokerage Phone #: (703) 549-9292
Bright MLS Broker Code: ______
VA Firm License #: 0225111805
Agent Name: Sue Kovalsky
Agent Email: sue@jenwalker.com
Agent Phone #: (571) 237-2449
MLS Agent ID # ______
VA Agent License #: 0225195654
Team Name: NA
Team Business Entity License #: NA

Cooperating Brokerage's Name and Address:
Keller Williams Realty
6820 Elm St McLean VA 22101
Brokerage Phone #: 703-636-7300
Bright MLS Broker Code: KWR21
VA Firm License #: 0226020285
Agent Name: Mengling Qiu
Agent Email: jqiu@kw.com
Agent Phone #: 217-671-8846
MLS Agent ID # 3354127
VA Agent License #: 0226020285
Team Name: NA
Team Business Entity License #: NA